Exhibit 99.2
LEGACY RESERVES LP

UNAUDITED PRO FORMA BALANCE SHEET
AS OF JUNE 30, 2017

	Legacy	Pro Forma Adjustments		Pro Forma
	(In thousands)
ASSETS
Current assets:
Cash	$1,214	$(141,405)	(a)	$1,909
		142,100	(b)
Accounts receivable, net:
Oil and natural gas	42,189	—		42,189
Joint interest owners	26,673	—		26,673
Other	401	—		401
Fair value of derivatives	24,343	—		24,343
Prepaid expenses and other current assets	8,457	—		8,457
Total current assets	103,277	695		103,972
Oil and natural gas properties using the successful efforts method, at cost:
Proved properties	3,276,421	141,467	(a)	3,417,888
Unproved properties	22,287	—		22,287
Accumulated depletion, depreciation, amortization and impairment	(2,125,166)	—		(2,125,166)
	1,173,542	141,467		1,315,009
Other property and equipment, net	2,898	—		2,898
Operating rights, net	1,449	—		1,449
Fair value of derivatives	27,767	—		27,767
Other assets, net	8,452	—		8,452
Investment in equity method investee	658	—		658
Total assets	$1,318,043	$142,162		$1,460,205
LIABILITIES AND PARTNERS’ EQUITY
Current liabilities:
Accounts payable	$8,983	$—		$8,983
Accrued oil and natural gas liabilities	61,767	—		61,767
Fair value of derivatives	94	—		94
Asset retirement obligation	2,980	—		2,980
Other	9,016	—		9,016
Total current liabilities	82,840	—		82,840
Long-term debt	1,180,047	142,100	(b)	1,322,147
Asset retirement obligation	268,803	62	(a)	268,865
Fair value of derivatives	—	—		—
Other long-term liabilities	643	—		643
Total liabilities	1,532,333	142,162		1,674,495
Partners’ equity:
Series A Preferred equity	55,192	—		55,192
Series B Preferred equity	174,261	—		174,261
Incentive distribution equity	30,814	—		30,814
Limited partners’ equity	(474,412)	—		(474,412)
General partner’s equity	(145)	—		(145)
Total partners’ equity	(214,290)	—		(214,290)
Total liabilities and partners’ equity	$1,318,043	$142,162		$1,460,205
See accompanying notes to unaudited pro forma financial statements.

LEGACY RESERVES LP

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2017

	Legacy Historical	Jupiter Acceleration Payment Interests	Pro Forma Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues:
Oil sales	$95,238	$24,741	$—		$119,979
Natural gas liquids (NGL) sales	9,971	—	—		9,971
Natural gas sales	87,185	2,419	—		89,604
Total revenues	192,394	27,160	—		219,554
Expenses:
Oil and natural gas production	96,019	2,356	—		98,375
Production and other taxes	8,304	1,758	—		10,062
General and administrative	19,133	—	—		19,133
Depletion, depreciation, amortization and accretion	56,485	—	11,114	(a)	67,599
Impairment of long-lived assets	9,883	—	—		9,883
Loss on disposal of assets	5,525	—	—		5,525
Total expenses	195,349	4,114	11,114		210,577
Operating income (loss)	(2,955)	23,046	(11,114)		8,977
Other income (expense):
Interest income	9	—	—		9
Interest expense	(40,747)	—	(8,700)	(b)	(49,447)
Equity in income of equity method investee	12	—	—		12
Net gains on commodity derivatives	49,185	—	—		49,185
Other	362	—	—		362
Income (loss) before income taxes	5,866	23,046	(19,814)		9,098
Income tax benefit	(571)	—	—		(571)
Net income (loss)	$5,295	$23,046	$(19,814)		$8,527
Distributions to Preferred unitholders	$(9,500)				(9,500)
Net loss attributable to unitholders	$(4,205)				$(973)
Loss per unit — basic and diluted	$(0.06)				$(0.01)
Weighted average number of units used in
computing net loss per unit —
Basic	72,229		—		72,229
Diluted	72,229		—		72,229

See accompanying notes to unaudited pro forma financial statements.

LEGACY RESERVES LP

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2016

	Legacy Historical	Jupiter Acceleration Payment Interests	Pro Forma Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues:
Oil sales	$152,507	$30,958	$—		$183,465
Natural gas liquids (NGL) sales	15,406	—	—		15,406
Natural gas sales	146,444	2,608	—		149,052
Total revenues	314,357	33,566	—		347,923
Expenses:
Oil and natural gas production	179,333	3,963	—		183,296
Production and other taxes	14,267	2,220	—		16,487
General and administrative	43,639	—	—		43,639
Depletion, depreciation, amortization and accretion	150,414	—	15,921	(a)	166,335
Impairment of long-lived assets	61,796	—	—		61,796
Gain on disposal of assets	(50,095)	—	—		(50,095)
Total expenses	399,354	6,183	15,921		421,458
Operating income (loss)	(84,997)	27,383	(15,921)		(73,535)
Other income (expense):
Interest income	67	—	—		67
Interest expense	(79,060)	—	(17,400)	(b)	(96,460)
Gain on extinguishment of debt	150,802				150,802
Equity in income of equity method investee	—	—	—		—
Net gains on commodity derivatives	(41,224)	—	—		(41,224)
Other	(179)	—	—		(179)
Income (loss) before income taxes	(54,591)	27,383	(33,321)		(60,529)
Income tax benefit	(1,229)	—	—		(1,229)
Net income (loss)	$(55,820)	$27,383	$(33,321)		$(61,758)
Distributions to Preferred unitholders	$(19,000)				(19,000)
Net loss attributable to unitholders	$(74,820)				$(80,758)
Loss per unit — basic and diluted	$(1.06)				$(1.14)
Weighted average number of units used in
computing net loss per unit —
Basic	70,605		—		70,605
Diluted	70,605		—		70,605

See accompanying notes to unaudited pro forma financial statements.

1.Basis of Presentation:

The financial statements included in this report present a pro forma balance sheet and pro forma results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by Legacy Reserves LP ("Legacy").

The unaudited pro forma balance sheet as of June 30, 2017 included in this report gives effect to the reversion of the working interest in all wells and associated personal property and infrastructure (collectively, the “Wells”) and all undeveloped assets subject to the First Amended and Restated Development Agreement (the “Restated Agreement”) between Legacy and Jupiter JV, LP (“Jupiter”) that reverted to Legacy pursuant to the terms of the Restated Agreement (collectively, the “Jupiter Acceleration Payment Interests”), assuming the transaction occurred on June 30, 2017.  Pursuant to the terms of the Restated Agreement, Legacy’s working interest in the Wells reverted from 20% to 85% of the parties’ interest in the Wells.

The unaudited pro forma balance sheet as of June 30, 2017 is derived from the historical consolidated financial statements of Legacy and the purchase price allocation of the Jupiter Acceleration Payment Interests.

Legacy has adopted ASU 2017-01, Business Combinations, Clarifying the Definition of a Business, and determined that the Jupiter Acceleration Payment Interests do no qualify as a business under U.S. GAAP. As a result, Legacy's purchase of the Jupiter Acceleration Payment Interests constitutes an acquisition of assets, and accordingly, the Jupiter Acceleration Payment Interests purchase consideration has been allocated to oil and natural gas properties based on their relative fair values as of the acquisition date.

The unaudited pro forma statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 give effect to the Jupiter Acceleration Payment Interests assuming the reversion of the Jupiter Acceleration Payment Interests occurred on January 1, 2016. They are derived from the historical consolidated financial statements of Legacy, the historical statements of revenues and direct operating expenses of the Jupiter Acceleration Payment Interests and pro forma adjustments based on assumptions Legacy has deemed appropriate.

The related pro forma adjustments are described below. In the opinion of Legacy's management, all adjustments have been made that are necessary to present the pro forma financial statements in accordance with the Securities and Exchange Commission's (the "SEC") Regulation S-X.

The unaudited pro forma balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the reversion of the Jupiter Acceleration Payment Interests had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2016 and elsewhere in Legacy's reports and filings with the SEC. The unaudited pro forma balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Reports on Form 10-K for the year ended December 31, 2016 and on our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017 and March 31, 2017.

The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the acquired business reflected therein as filed herewith by Legacy with the SEC.

2.Pro Forma Adjustments

The unaudited pro forma financial statements reflect the following adjustments:

a.To record the Jupiter Acceleration Payment Interests and related incremental depreciation, depletion and amortization, using the units of production method, and accretion of associated asset retirement obligation.

On August 1, 2017, Legacy made an acceleration payment in the amount of $141.4 million (the "Jupiter Acceleration Payment") in connection with the execution of the Restated Agreement. In addition, Legacy also recognized an asset retirement obligation of $62,000 in conjunction with the asset acquisition.

b.To record the draw of $145 million in aggregate principal amount net of $2.9 million discount on Legacy's second lien term loan to fund the acquisition of the Jupiter Acceleration Payment Interests and the associated interest expense.

3.Oil, Natural Gas and NGL Reserve Disclosures

The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and NGL reserves as of December 31, 2015 and 2016, giving effect to the Jupiter Acceleration Payment. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact:

	Oil (MBbls)
	Legacy Historical	Jupiter Acceleration Payment Interests	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2015	36,143	3,488	39,631
Purchases of minerals-in-place	13	—	13
Sales of minerals-in-place	(1,185)	—	(1,185)
Revisions from ownership changes	(142)	—	(142)
Revisions from drilling and recompletions	1,400	1,086	2,486
Revisions of previous estimates due to price	(3,358)	(32)	(3,390)
Revisions of previous estimates due to performance	3,606	2,545	6,151
Production	(4,019)	(759)	(4,778)
Balance, December 31, 2016	32,458	6,328	38,786
Proved Developed Reserves:
December 31, 2015	34,297	1,209	35,506
December 31, 2016	28,092	3,307	31,399
Proved Undeveloped Reserves:
December 31, 2015	1,846	2,279	4,125
December 31, 2016	4,366	3,021	7,387

	Gas (MMcf)
	Legacy Historical	Jupiter Acceleration Payment Interests	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2015	721,633	5,787	727,420
Purchases of minerals-in-place	156	—	156
Sales of minerals-in-place	(5,573)	—	(5,573)
Revisions from ownership changes	180	—	180
Revisions from drilling and recompletions	2,165	1,572	3,737
Revisions of previous estimates due to price	(12,987)	(54)	(13,041)
Revisions of previous estimates due to performance	(11,730)	3,479	(8,251)
Production	(66,824)	(839)	(67,663)
Balance, December 31, 2016	627,020	9,945	636,965
Proved Developed Reserves:
December 31, 2015	718,094	1,978	720,072
December 31, 2016	619,959	5,657	625,616
Proved Undeveloped Reserves:
December 31, 2015	3,539	3,809	7,348
December 31, 2016	7,061	4,288	11,349

	NGL (MBbls)
	Legacy Historical	Jupiter Acceleration Payment Interests	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2015	7,750	—	7,750
Purchases of minerals-in-place	—	—	—
Sales of minerals-in-place	(40)	—	(40)
Revisions from ownership changes	5	—	5
Revisions from drilling and recompletions	—	—	—
Revisions of previous estimates due to price	746	—	746
Revisions of previous estimates due to performance	257	—	257
Production	(875)	—	(875)
Balance, December 31, 2016	7,843	—	7,843
Proved Developed Reserves:
December 31, 2015	7,729	—	7,729
December 31, 2016	7,743	—	7,743
Proved Undeveloped Reserves:
December 31, 2015	21	—	21
December 31, 2016	100	—	100

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2016. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2016 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of Legacy's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2016 as well as to the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from Jupiter for a discussion of the assumptions used in preparing the information presented.

	December 31, 2016
	Legacy Historical	Jupiter Acceleration Payment Interests	Pro Forma Total
	(In thousands)
Future production revenues	$2,814,259	$283,588	$3,097,847
Future costs:
Production	(1,618,241)	(79,820)	(1,698,061)
Development	(202,304)	(46,514)	(248,818)
Future net cash flows before income taxes	993,714	157,254	1,150,968
10% annual discount for estimated timing of cash flows	(418,088)	(79,181)	(497,269)
Standardized measure of discounted net cash flows	$575,626	$78,073	$653,699

The following table sets forth the principal sources of change in discounted future net cash flows:

	Year ended December 31, 2016
	Legacy Historical	Jupiter Acceleration Payment Interests	Pro Forma Total
	(In thousands)
Increase (decrease):
Sales, net of production costs	$(120,757)	$(27,383)	$(148,140)
Net change in sales prices, net of production costs	(109,125)	(13,660)	(122,785)
Changes in estimated future development costs	99	—	99
Revisions of previous estimates due to infill drilling,
recompletions and stimulations	15,632	19,304	34,936
Revisions of previous quantity estimates due to performance	57,188	22,789	79,977
Previously estimated development costs incurred	2,097	9,969	12,066
Purchases of minerals-in place	294	—	294
Sales of minerals-in-place	(14,781)	—	(14,781)
Ownership interest changes	(3,886)	—	(3,886)
Other	(9,028)	—	(9,028)
Accretion of discount	62,952	6,003	68,955
Net increase (decrease)	(119,315)	17,022	(102,293)
Standardized measure of discounted future net cash flows:
Beginning of year	694,941	61,051	755,992
End of year	$575,626	$78,073	$653,699